                                                                   EXHIBIT 10.20


                    DEN: Digital Entertainment Network, Inc.
                                  2230 Broadway
                             Santa Monica, CA 90402

                              as of April 29, 1999


Mr. David Neuman
2201 Sunset Plaza Drive
Los Angeles, CA 90069

Mr. Edward Winter
1520 Lyons Road
Knoxville, TN 37919

Mr. Alan Friel
6630 Whitley Terrace
Los Angeles, CA 90068

Mr. H. James Ritts III
643 Palisades Beach Road
Santa Monica, CA 90402

Re:      Termination of Anti-Dilution Rights and Related Matters

Gentlemen:

         Reference is made to (i) DEN Executive Employment Agreement, dated as of July 2, 1998 (the "Neuman Employment Agreement"), between Digital Entertainment Network, Inc. ("DEN") and David Neuman, (ii) Subscription and Stockholder's Agreement, dated as of August 27, 1998, between DEN and David Neuman (the "Stockholder's Agreement"), (iii) that certain letter agreement, dated as of August 5, 1998, between DEN and Edward Winter (the "Winter Letter Agreement"), (iv) DEN Executive Employment Agreement, dated as of August 31, 1998 (the "Friel Employment Agreement"), (vi) DEN Executive Employment Agreement, dated as of March 22, 1999, between DEN and H. James Ritts III (the "Ritts Employment Agreement"), and (vii) that certain letter agreement, dated as of October 27, 1998, among DEN, David Neuman, Ed Winter and Alan Friel (the "4-Party Agreement", and together with the Neuman Employment Agreement, the Stockholder's Agreement, the Winter Letter Agreement, the Friel Employment Agreement, the Ritts Employment Agreement and the 4-Party Agreement, the "Executive Agreements").

         The parties hereto agree that, in consideration of the grant to Messrs. Neuman, Winter, Friel and Ritts (each, an "Executive") of non-qualified stock options (the "Options") to purchase 29,767, 18,605, 5,581 and 14,884 shares of DEN's common stock, par value $.01 per share (the "Common Stock"), respectively, and other good and valuable consideration, the receipt of which is hereby acknowledged, and notwithstanding anything to the contrary in any of the Executive Agreements, none of Messrs. Neuman, Winter, Friel and Ritts shall have, effective as of today and continuing indefinitely until otherwise agreed in writing, any anti-dilution and/or percentage protection with respect to any issuances by the Company of shares of Common Stock or other securities exercisable or exchangeable for, or convertible into, Common Stock. In addition to the issuances described in the foregoing sentence, the Executives shall also receive a grant of stock options pursuant to, or consistent with, the 4-Party Agreement attributable to grants of stock options during the period of April 1, 1999 through April 28, 1999. Accordingly, the following provisions, each as modified by the 4-Party Agreement, are hereby terminated: (i) Section 4(e)(viii)(B) of the Neuman Employment Agreement, (ii) Section 10 of the Stockholder's Agreement, (iii)
Section 1 of the Winter Letter Agreement, (iv) Section 4(e) of the Friel Employment Agreement and (v) Section 4(d) of the Ritts Employment Agreement. Without limitation of the foregoing, the Executives agree that they shall have no anti-dilution and/or percentage protection with respect to (i) the making of a convertible loan by Marc Collins-Rector or any affiliated trust (other than as set forth in Section 2(a) of the 4-Party Agreement) to DEN and (ii) the issuance of equity to Messrs Gary Gersh and John Silva pursuant to that certain letter agreement, dated as of April 1999, among DEN, Gary Gersh and John Silva.

         The Options shall (i) vest 10% as of the date of grant (which is as of today), with the balance vesting, subject to continued employment with DEN, in four equal installments on each of the first four anniversaries of the date of grant; provided, however, that if such Executive's employment is terminated for any reason other than voluntary termination by the applicable Executive (other than as a result of a material and uncured breach (after giving effect to applicable notice and cure periods) by DEN of the applicable Executive Employment Agreement), expiration of the applicable employment agreement, death, "disability" or "cause" (as such terms are defined in the applicable Executive's employment agreement with DEN), such Executive's Options shall automatically become fully vested and shall remain exercisable for the periods specified in the applicable stock option agreement, (ii) have a $10 per share exercise price,
(iii) be non-qualified stock options and (iv) shall be issued pursuant and subject to the terms and conditions of DEN's Amended and Restated 1998 Incentive Compensation Plan, including without limitation the requirements that a stock option agreement in substantially the form attached hereto as Exhibit A and the "Lock-Up Agreement" be entered into. As used in this letter agreement, the term "LockUp Agreement" shall mean any lock-up agreement as may be required by DEN's underwriters; provided, that such lock-up agreement shall (i) only contain terms and conditions as may be required by such underwriters and (ii) be substantially similar in length of duration and all other material respects as the lock-up agreements that other senior executives and affiliates of DEN enter into.

         The parties hereto agree to take such further actions that may be necessary or appropriate to implement the transactions contemplated by this letter agreement, including, without limitation, the amending and restating of the Executive Agreements to contain terms not inconsistent with those set forth herein.



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         Please acknowledge your agreement to the foregoing by signing below where indicated next to your name.



                                    Very truly yours,

                                    DIGITAL ENTERTAINMENT NETWORK, INC.



                                    By: /s/ CHAD SHACKLEY
                                       _________________________________________
                                       Name: Chad Shackley
                                       Title: Chief Technical Officer
                                              & Executive Vice President


AGREED AND ACCEPTED:


/s/ DAVID NEUMAN
_____________________________
David Neuman


/s/ EDWARD WINTER
_____________________________
Edward Winter


/s/ ALAN FRIEL
_____________________________
Alan Friel


/s/ H. JAMES RITTS III
_____________________________
H. James Ritts III

                                    EXHIBIT A

                                     FORM OF

                      NON-QUALIFIED STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (the "Agreement") dated as of __________________ ("Grant Date"), is between Digital Entertainment Network, Inc., a Delaware corporation (the "Company"), and _______________, an employee, director, officer or consultant of the Company or any Affiliate (the "Participant").

         WHEREAS, the Company desires, by affording the Participant an opportunity to purchase shares of the Company's Common Stock as hereinafter provided, to carry out the purposes of the Digital Entertainment Network, Inc. Amended and Restated 1998 Incentive Compensation Plan (the "Plan"); and

         WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.       Definitions.

         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Plan.

2.       Grant of Option, Option Price and Term.

                  (a) The Company hereby grants to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the "Option") to purchase _____ shares of the Common Stock of the Company ("Option Shares") on the terms and conditions herein set forth. Participant shall have all the rights and obligations as provided for in this Agreement.

                  (b) For each of the Option Shares purchased, the Participant shall pay to the Company $10 per share (the "Option Price"). Accordingly, the aggregate Option Price to exercise all of the Option is $_________.

                  (c) The term of this Option shall be a period of ten (10) years from the Grant Date (the "Option Period"). The termination of the Option Period shall result in the termination and cancellation of the Option. In no event shall the Option be exercisable for any period greater than the Option Period. During the Option Period, the Option shall be exercisable in accordance with the determination of the Committee, but in no event later than the earlier of (i) the date the Option is vested or (ii) immediately prior to a Change in Control.

                  (d) Subject to Sections 2(e) and 2(f) below, unvested options shall be forfeited at Termination of Employment for any reason. The percentage of Options which are vested and which will not be forfeited at Termination of Employment (unless such termination is for Cause) shall be determined in accordance with the following schedule:

                                                                          Cumulative Number of
                           Date                                           Option Shares Vested
                           ----                                           --------------------
                  On Grant Date                                                       [10%]

                  First Anniversary
                  of Grant Date                                                     [32.5%]

                  Second Anniversary
                  of Grant Date                                                       [55%]

                  Third Anniversary
                  of Grant Date                                                     [77.5%]

                  Fourth Anniversary
                  of Grant Date                                                    [100.0%]
                                                                                   ========

                                            Total Number of Option Shares            [100%]

                  (e) Notwithstanding the foregoing Section 2(d), all Options shall be 100% vested upon a Change in Control.

                  (f) Any portion of the Option which is not vested, pursuant to
         Section 2(d) or 2(e), as of a Participant's Termination of Employment shall be canceled simultaneously with the date of such Termination of Employment; provided, however, if Participant's Termination of Employment is due to any reason other than quit, expiration of his employment agreement with the Company, death, Disability or Cause, the Option shall automatically become fully vested upon the date of such termination.

                  (g) The Option granted hereunder is designated as a non-qualified stock option.

                  (h) The Company shall not be required to issue any fractional Option Shares.

3.       Termination of Option.

                  (a) If Participant incurs a Termination of Employment due to death, any unexpired and unexercised portion of the Option, to the extent then exercisable, shall thereafter be fully exercisable for a period of one hundred eighty (180) days following the date of the appointment of a Representative or until the expiration of the Option Period, whichever period is shorter.

                  (b) If Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised portion of the Option, to the extent then exercisable, shall thereafter be fully exercisable for the period of one hundred eighty (180) days immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter, and Participant's death at any time following such Termination of Employment due to Disability shall not affect the foregoing.

                  (c) If Participant's Termination of Employment is voluntary on the part of the Participant (including due to Retirement) or is involuntary on the part of Participant (but is not due to death or Disability or with Cause), any unexercised portion of the Option shall immediately terminate, except that the Option, to the extent then exercisable, may be exercised for a period of thirty (30) days immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter.

                  (d) If Participant's Termination of Employment is for Cause, any unexercised portion of the Option shall terminate immediately, without any exercise thereof. The death or Disability of Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise the Option.

4. Exercise. The Option shall be exercisable during the Participant's lifetime only by the Participant (or his or her guardian or legal representative), and after the Participant's death only by the Representative. The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall only be made:

                  (a) in cash or by check;

                  (b) with the prior written approval of the Committee, by the delivery to the Company of a valid and enforceable stock certificate (or certificates) representing shares of Common Stock held by the Participant, which is endorsed in blank or accompanied by an executed stock power (or powers) and guaranteed in a manner acceptable to the Committee;

                  (c) with the prior approval of the Committee, by a loan extended by the Company;

                  (d) with the prior approval of the Committee, by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price;

                  (e) with the prior approval of the Committee, by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise; or

                  (f) with the prior approval of the Committee, in any combination of (a), (b), (c), (d) or (e).

If any part of the payment of the Option Price is made in shares of Common Stock, such shares shall be valued by using their Fair Market Value as of their date of delivery.

         The Option shall not be exercised unless there has been compliance with all the preceding provisions of this Paragraph 4, and, for all purposes of this Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements.

5. Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant shall be required to pay such amount to the Company, as provided in the Plan.

6. Requirements of Law; Registration and Transfer Requirements. The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority applicable to the Company. This Option and each and every obligation of the Company hereunder are subject to the requirement that the Option may not be exercised or performed, in whole or in part, unless and until the Option Shares are listed, registered or qualified, properly marked with a legend or other notation, or otherwise restricted, as is provided for in the Plan.

7. Adjustments/Change in Control. In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the Committee shall take such actions, as provided in the Plan.

8. Nontransferability. A Participant may at any time make a transfer of shares of Common Stock received pursuant to the exercise of an Option to his parents, spouse or descendants, to any trust for the benefit of the foregoing or to a partnership the interests of which are for the foregoing or to a custodian under a uniform gifts to minors act or similar statute for the benefit of any of the Participant's descendants. An Option and any interest in the Option may not otherwise be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner without the prior written consent of the Company, and any such attempted sale, assignment, conveyance, gift, pledge, hypothecation or transfer other than as permitted herein shall be null and void; provided, however, after consummation of the Company's initial public offering of Common Stock that results in the Common Stock being listed on a national securities exchange, including without limitation the Nasdaq Stock Market, shares of Common Stock for which the Option was exercised may be transferred without the consent of Company, subject to applicable securities laws, rules and regulations.

9. Plan. Notwithstanding any other provision of this Agreement, the Option is granted pursuant to the Plan, as shall be adopted by the Company, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no provision of the Plan shall deprive the Participant, without the Participant's consent, of the Option or of any of Participant's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement and the Option, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant.

10. Stockholder Rights. Until the Option shall have been duly exercised to purchase such Option Shares and such shares have been officially recorded as issued on the Company's official stockholder records, no person or entity shall be entitled to vote, receive distributions or dividends or be deemed for any purpose the holder of any Option Shares, and adjustments for dividends or otherwise shall be made only if the record date therefor is subsequent to the date such shares are recorded and after the date of exercise and without duplication of any adjustment.

11. Employment Rights. No provision of this Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to terminate the employment of the Participant, with or without cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

12. Disclosure Rights. The Company shall have no duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or Representative shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the exercise of an Option.

13. Changes in Company's Capital Structure. The existence of the Option shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14. Investment Representation and Agreement. If, in the opinion of counsel for the Company, a particular representation is required under the Securities Act of 1933 or any other applicable federal or state law, or any regulation or rule of any governmental agency, the Company may require such representations as the Company reasonably may determine to be necessary.

15. Governing Law. This Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California (other than its laws respecting choice of law).

16. Entire Agreement. This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction.

17. Amendment. Any amendment to this Agreement shall be in writing and signed by the Company and the Participant.

18. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

19. Counterparts. This Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

20. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its then corporate headquarters, and to the Participant at his address as shown on the Company's records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

21. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

22. Severability. If any provision of this Agreement shall for any reason by held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

23. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed on the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant's or the Representative's heirs, legal representatives and successors.

24. Tax Consequences. The Participant agrees to undertake to determine and be responsible for any and all tax consequences to himself with respect to the Option.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.



                                        DIGITAL ENTERTAINMENT NETWORK, INC.



                                        By:____________________________________
                                             Name:
                                             Title:


                                        PARTICIPANT:



                                        _______________________________________